Exhibit 4.12

THIRD AMENDMENT TO DEPOSIT AGREEMENT

This Third Amendment (this “Amendment”), effective as of the Effective Time (as defined below), by and among Webster Financial Corporation (“Webster”), Webster Virginia Corporation (“Webster Virginia”), Santander Holdings USA, Inc. (“SHUSA”) and Broadridge Corporate Issuer Solutions, LLC f/k/a Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), amends that certain Deposit Agreement (as amended, the “Agreement”), dated as of March 19, 2013, by and among Astoria Financial Corporation (“Astoria”), Computershare Shareowner Services, LLC, as Depositary, and the holders from time to time of the depositary receipts described therein, and as amended by that certain First Amendment to Deposit Agreement, dated as of October 2, 2017, by and among Sterling Bancorp, successor-in-interest to Astoria, and Computershare Inc., successor-in-interest to Computershare Shareowner Services, LLC and as further amended by that certain Second Amendment to Deposit Agreement, dated as of January 21, 2022, by and among Webster, Sterling Bancorp, Broadridge and Computershare Inc. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Webster, Webster Virginia and Banco Santander S.A., holder of all of the SHUSA’s common stock (“Santander”), entered into a Transaction Agreement (the “Transaction Agreement”) dated as of February 3, 2026, which, among other things, provides for the merger of Webster with and into Webster Virginia, with Webster Virginia continuing as the surviving corporation in such merger transaction (the “Reincorporation Merger”), and, immediately afterwards, the acquisition by Santander of all outstanding shares of Webster Virginia common stock through a statutory share exchange, all subject to the terms and conditions of the Transaction Agreement (the “Share Exchange” and, together with the Reincorporation Merger, the “HoldCo Transactions”).

WHEREAS, by virtue of the Reincorporation Merger, among other things, (i) each share of 6.50% Non-Cumulative Perpetual Preferred Stock, Series G, par value $0.01 per share, of Webster (the “Webster Series G Preferred Stock”) issued and outstanding immediately prior to the effective time of the Reincorporation Merger (other than shares held in treasury) shall automatically be converted into the right to receive one (1) share of 6.50% Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, of Webster Virginia (the “Webster Virginia Series B Preferred Stock”), and (ii) and each depositary share representing a 1/40th interest in a share of the Webster Series G Preferred Stock (the “Webster Series G Depositary Shares”) will become a depositary share representing a 1/40th interest in a share of the Webster Virginia Series B Preferred Stock (the “Webster Virginia Series B Depositary Shares”).

WHEREAS, as contemplated in Section 3.07 of the Transaction Agreement, immediately following the completion of the HoldCo Transactions, Santander will contribute all outstanding shares of Webster Virginia common stock to SHUSA, subject to the terms and conditions of a contribution agreement between Santander and SHUSA (the “Contribution”) and, immediately afterwards, Webster Virginia will merge with and into SHUSA with SHUSA continuing as the surviving corporation in such merger transaction, subject to the terms and conditions of a merger agreement between Webster Virginia and SHUSA (the “IHC Merger” and, together with the Contribution and the HoldCo Transactions, the “Transaction”).

WHEREAS, by virtue of the IHC Merger, among other things, (i) each share of Webster Virginia Series B Preferred Stock issued and outstanding immediately prior to the effective time of the IHC Merger (other than shares held in treasury) shall automatically be converted into the right to receive one (1) share of 6.50% Non-Cumulative Perpetual Preferred Stock, Series I, par value $0.01 per share, of SHUSA (the “SHUSA Series I Preferred Stock”), and (ii) and each Webster Virginia Series B Depositary Share will become a depositary share representing a 1/40th interest in a share of the SHUSA Series I Preferred Stock.

WHEREAS, the parties hereto wish to amend the Agreement to reflect the terms of the Transaction pursuant to the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.   Amendment to the Agreement.

(a)   Effective upon completion of the Transactions (the “Effective Time”), SHUSA shall be the legal successor-in-interest to Webster Virginia, which in turn shall have immediately prior thereto have become the legal successor-in-interest to Webster, and SHUSA hereby assumes all of the rights and obligations of Webster under the Agreement.

(b)   Effective as of the Effective Time, all references in the Agreement to Certificate of Designations shall be deemed to refer instead to Articles of Amendment.

(c)   Effective as of the Effective Time, all references in the Agreement to Series G Preferred Stock shall be deemed to refer to Series I Preferred Stock.

(d)   Effective as of the Effective Time, the definition of “Certificate of Designations” in Section 1.1 of the Agreement is hereby deleted and replaced with the following definition:

“‘Articles of Amendment’ shall mean the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation creating the Series I Preferred Stock.”

(e)   Effective as of the Effective Time, the definition of “Corporation” in Section 1.1 of the Agreement is hereby deleted and replaced with the following definition:

“‘Corporation’ shall mean Santander Holdings USA, Inc., a Virginia corporation, and its successors.”

(f)   Effective as of the Effective Time, the definition of “Series G Preferred Stock” in Section 1.1 of the Agreement is hereby deleted and replaced with the following definition:

“‘Series I Preferred Stock’ shall mean the Corporation’s 6.50% Non-Cumulative Perpetual Preferred Stock, Series I, par value $0.01 per share.”

(g)   Effective as of the Effective Time, Section 7.4(a) of the Agreement is hereby deleted and replaced with the following:

“Any and all notices, requests, orders, approvals, instructions or directions to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or a nationally recognized overnight delivery service, or by electronic mail, confirmed either by (a) telephone with the recipient of such electronic mail or (b) letter, addressed to the Corporation at:

Santander Holdings USA, Inc.
75 State Street,
02109 Boston
Massachusetts
Attn: Chief Legal Officer”

(h)   Effective as of the Effective Time, Exhibit A of the Agreement is hereby deleted and replaced with Exhibit A of this Amendment.

2.   Instruction to Depositary. The Corporation hereby authorizes and instructs the Depositary to treat the shares of SHUSA Series I Preferred Stock received by it upon conversion of the Webster Series G Preferred Stock as newly deposited securities under the Agreement.

3.   Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

4.   Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of July 16, 2026.

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, as Depositary, Transfer Agent and Registrar

By:	/s/ John P. Dunn
	Name:	John P. Dunn
	Title:	Senior Vice President

SANTANDER HOLDINGS USA, INC.			WEBSTER FINANCIAL CORPORATION

By:	/s/ Jonathan Watson		By:	/s/ Neal Holland
	Name:	Jonathan Watson		Name:	Neal Holland
	Title:	Treasurer and Executive Vice President		Title:	Senior Executive Vice President, Chief Financial Officer

WEBSTER VIRGINIA CORPORATION

By:	/s/ Kristy Berner
	Name:	Kristy Berner
	Title:	Senior Vice President

EXHIBIT A
[FORM OF FACE OF RECEIPT]

[IF GLOBAL RECEIPT IS ISSUED: UNLESS THIS GLOBAL RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITARY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW.]

RECEIPT FOR DEPOSITARY SHARES,
EACH REPRESENTING 1/40TH OF ONE SHARE
OF
6.50% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES I
OF
SANTANDER HOLDINGS USA, INC.

CUSIP: [•]

SEE REVERSE FOR CERTAIN DEFINITIONS

Dividend Payment Dates: Beginning October 15, 2026, each January 15, April 15, July 15 and October 15.

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., as Depositary (the “Depositary”), hereby certifies that Cede & Co. is the registered owner of 5,400,000 depositary shares (“Depositary Shares”), each Depositary Share representing 1/40 of one share of 6.50% Non-Cumulative Perpetual Preferred Stock, Series I, liquidation preference $1,000 per share, par value $0.01 per share (the “Series I Preferred Stock”), of Santander Holdings USA, Inc., a Virginia corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of March 19, 2013 (as amended, the “Deposit Agreement”), among Astoria Financial Corporation (“Astoria”), Computershare Shareowner Services, LLC, as Depositary, and the Holders from time to time of the Receipts, and as amended by that certain First Amendment to Deposit Agreement, dated as of October 2, 2017, between Sterling Bancorp (“Sterling”), successor-in-interest to Astoria, and Computershare, Inc. (“Computershare”), successor-in-interest to Computershare Shareowner Services, LLC, by that certain Second Amendment to Deposit Agreement, dated as of January 31, 2022, among Webster Financial Corporation, Sterling, Computershare and the Depositary, and by that certain Third Amendment to Deposit Agreement, dated as of July 16, 2026, among Webster Financial Corporation, Webster Virginia Corporation the Corporation and the Depositary. By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer and, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, countersigned by such Registrar by the manual or facsimile signature of a duly authorized officer thereof.

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, as Depositary

Date:	[•]	By:
Authorized Officer

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, as Transfer Agent and Registrar

Date:	[•]	By:
Authorized Officer

[FORM OF REVERSE OF RECEIPT]

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION IN CONNECTION WITH THE 6.50% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES I, OF THE CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The Corporation will furnish without charge to each registered holder of a receipt who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Registrar.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph
AGMT	Agreement	FBO	For the benefit of	PL	Public Law
ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of
CH	Chapter	GDN	Guardian(s)	U	Under
CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement
DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of will of, Under last will & testament
EST	Estate, of Estate of

For value received, ____________________________ hereby sell(s), assign(s) and transfer(s) unto

INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Corporation’s transfer agent. Guarantees by a notary public are not acceptable.